As filed with the Securities and Exchange Commission on December 3, 2010
Registration No. 333-70762

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

The Brink’s Company
(Exact name of registrant as specified in its charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(Address, including zip code, of Principal Executive Offices)

The Brink’s Company 1988 Stock Option Plan
(Full title of the plan)

McAlister C. Marshall, II, Esq.
Vice President and General Counsel
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(804) 289-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer ☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

The Brink’s Company (the “Company”) registered 2,377,084 additional shares of its common stock, par value $1.00 per share (“Common Stock”), for issuance under The Brink’s Company 1988 Stock Option Plan (the “1988 Plan”) pursuant to a Registration Statement on Form S-8 (Registration No. 333-70762) filed with the Securities and Exchange Commission on October 2, 2001 (the “Registration Statement”).  The 1988 Plan has expired and all outstanding options under the 1988 Plan have been exercised or have expired.  The Company is filing this Post-Effective Amendment to the Registration Statement to remove from registration any and all remaining unissued shares of Common Stock registered for issuance under the 1988 Plan pursuant to the Registration Statement.

Accordingly, the Company hereby withdraws from registration under the Registration Statement any and all remaining unissued shares of Common Stock registered on the Registration Statement that have not been and will not be sold under the 1988 Plan.

Item 8.	Exhibits

Exhibit No.	Description

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 3rd day of December, 2010.

THE BRINK’S COMPANY (Registrant)

By:	/s/ McAlister C. Marshall, II
	Name:	McAlister C. Marshall, II
	Title:	Vice President

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael T. Dan	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 3, 2010
Michael T. Dan

/s/ Joseph W. Dziedzic	Vice President and Chief Financial Officer (Principal Financial Officer)	December 3, 2010
Joseph W. Dziedzic

/s/ Matthew A.P. Schumacher	Controller (Principal Accounting Officer)	December 3, 2010
Matthew A.P. Schumacher

*	Director	December 3, 2010
Betty C. Alewine

*	Director	December 3, 2010
Paul G. Boynton

*	Director	December 3, 2010
Marc C. Breslawsky

*	Director	December 3, 2010
Michael J. Herling

*	Director	December 3, 2010
Murray D. Martin

*	Director	December 3, 2010
Thomas C. Schievelbein

*	Director	December 3, 2010
Robert J. Strang

*	Director	December 3, 2010
Ronald L. Turner

* By:	/s/ Michael T. Dan
Michael T. Dan, Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

24.1	Powers of Attorney.

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